EXHIBIT 99

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                     Chapter 11
                                                     Case No.:  02 B 02474
                                                     Hon. Susan Pierson Sonderby
In re
Kmart Corporation, et al.
Debtors.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                        MONTHLY OPERATING REPORT FOR THE
                  PERIOD JANUARY 30, 2003 TO FEBRUARY 26, 2003

DEBTORS' ADDRESS:                           Kmart Corporation, et al.
                                            3100 West Big Beaver Road
                                            Troy, MI  48084


DEBTORS' ATTORNEYS:                         John Wm. Butler, Jr.
                                            J. Eric Ivester
                                            SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606-1285


REPORT PREPARER:           Kmart Corporation, et al.

         The undersigned, having reviewed the attached report acting as the duly authorized agent for the Debtors in Possession declares under penalty of perjury under the laws of the United States that the figures, statements, disbursement itemizations, and account balances listed in this Monthly Report of the Debtors are true and correct as of the date of this report to the best of my knowledge, information and belief.


Date: March 24, 2003

                                            KMART CORPORATION, ET AL.



                                            /s/ A. A. Koch
                                            ------------------------------------
                                            A. A. Koch, Chief Financial Officer

KMART CORPORATION, ET AL.
U.S. TRUSTEE MONTHLY OPERATING REPORT
FOR THE FOUR-WEEK PERIOD ENDED FEBRUARY 26, 2003

I.   Kmart Corporation Unaudited Consolidated Financial Statements

     A. Consolidated Statement of Operations for the four-week period ended February 26, 2003
     B.  Consolidated Balance Sheet as of February 26, 2003
     C. Consolidated Statement of Cash Flows for the four-week period ended February 26, 2003
     D. Cash Receipts and Disbursements for the four-week period ended February 26, 2003
     E. Schedule of Professional Fees and Expenses for the period January 22, 2002 through February 26, 2003
     F.  Notes to Unaudited Consolidated Financial Statements


II.  Tax Questionnaire

KMART CORPORATION
Consolidated Statement of Operations
(Unaudited)
--------------------------------------------------------------------------------
($ millions)


                                                           FOUR-WEEK
                                                          PERIOD ENDED
                                                          FEBRUARY 26,
                                                              2003
                                                       ------------------

SALES                                                  $           2,172

Cost of sales, buying & occupancy                                  1,715
                                                       -----------------


GROSS MARGIN                                                         457

Selling, general and administrative expenses                         490
                                                       -----------------


LOSS BEFORE INTEREST, INCOME TAXES AND
   REORGANIZATION ITEMS, NET                                         (33)

Reorganization items, net                                              3
                                                       -----------------


LOSS BEFORE INTEREST AND INCOME TAXES                                (36)

Net interest expense                                                  18
Income taxes                                                           -
                                                       -----------------


NET LOSS                                               $             (54)
                                                       =================


KMART CORPORATION
CONSOLIDATED BALANCE SHEET
(Unaudited)
--------------------------------------------------------------------------------
($ MILLIONS)


                                                                             FEBRUARY 26,
                                                                                 2003
                                                                             -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                  $       1,007
  Merchandise inventories                                                            4,639
  Other current assets                                                                 621
                                                                             -------------
TOTAL CURRENT ASSETS                                                                 6,267

  Property and equipment, net                                                        4,813
  Other assets and deferred charges                                                    245
                                                                             -------------
TOTAL ASSETS                                                                 $      11,325
                                                                             =============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                           $       1,343
  Accrued payroll and other liabilities                                                749
  Taxes other than income taxes                                                        159
                                                                             -------------
TOTAL CURRENT LIABILITIES                                                            2,251

  Debtor-in-possession credit facility                                                   -
  Capital lease obligations                                                            618
  Other long-term liabilities                                                          185
                                                                             -------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                          3,054

LIABILITIES SUBJECT TO COMPROMISE                                                    7,980

Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 7 3/4% convertible
  junior subordinated debentures of Kmart                                              646
Common stock, $1 par value, 1,500,000,000 shares authorized;
  519,123,988 shares issued                                                            519
Capital in excess of par value                                                       1,922
Accumulated deficit                                                                 (2,796)
                                                                             -------------
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY                         $      11,325
                                                                             =============

Memo:
LIABILITIES SUBJECT TO COMPROMISE
Debt and notes payable                                                       $       3,348
Accounts payable                                                                     2,341
Pension obligation                                                                     747
Closed store reserves                                                                  721
Public liability and workers compensation                                              318
Taxes payable                                                                          285
Other liabilities                                                                      220
                                                                             -------------
                                                                             $       7,980
                                                                             =============

KMART CORPORATION
Consolidated Statement of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------
($ millions)


                                                                                          FOUR-WEEK
                                                                                         PERIOD ENDED
                                                                                         FEBRUARY 26,
                                                                                             2003
                                                                                       ----------------
Cash Flows from Operating Activities
Net loss                                                                               $            (54)

Adjustments to reconcile net loss to net cash provided by operating activities:
     Restructuring, impairments and employee severance                                               39
     Reorganization items, net                                                                        3
     Depreciation and amortization                                                                   45
     Equity income in unconsolidated subsidiaries                                                    (1)
Changes in:
     Inventory                                                                                      208
     Accounts payable                                                                                93
     Deferred taxes and other taxes payable                                                          10
     Other assets                                                                                    32
     Other liabilities                                                                               32
Cash used for store closings and other charges                                                      (22)
                                                                                       ----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                           385
                                                                                       ----------------

NET CASH PROVIDED BY REORGANIZATION ITEMS                                                            18

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                                                                 (4)
                                                                                       ----------------
NET CASH USED FOR INVESTING ACTIVITIES                                                               (4)
                                                                                       ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on capital lease obligations                                                                (5)
                                                                                       ----------------
NET CASH USED FOR FINANCING ACTIVITIES                                                               (5)
                                                                                       ----------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                             394
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                      613
                                                                                       ----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $          1,007
                                                                                       ================

KMART CORPORATION
Cash Receipts and Disbursements
(Unaudited)
--------------------------------------------------------------------------------

($ millions)

                                                                    FOUR-WEEK
                                                                   PERIOD ENDED
                                                                   FEBRUARY 26,
                                                                       2003
                                                                   -----------
Cash Receipts:
 Store                                                             $     2,191
 Other                                                                     209
                                                                   -----------

 CASH INFLOWS                                                            2,400
                                                                   -----------

Cash Disbursements:
 Accounts payable                                                        1,352
 Fleming                                                                   218
 Payroll and benefits                                                      302
 Taxes                                                                     114
 Rent                                                                       20
                                                                   -----------

 CASH OUTFLOWS                                                           2,006
                                                                   -----------

 TOTAL CASH FLOWS BEFORE BORROWINGS                                        394
                                                                   -----------

DIP Credit Facility Borrowings (Repayments)                                  -
                                                                   -----------

  NET CASH INFLOWS                                                 $       394
                                                                   ===========


KMART CORPORATION
SCHEDULE OF PROFESSIONAL FEES AND EXPENSES
(Unaudited)
--------------------------------------------------------------------------------


                                                                FOR THE PERIOD JANUARY 22, 2002 THROUGH FEBRUARY 26, 2003
                                                    -------------------------------------------------------------------------------
                                                       BILLED
NAME                                                  AMOUNT*        PAID        UNPAID     HOLDBACK     ACCRUED**        TOTAL
-----------                                         -----------  -----------  -----------  -----------  -----------     -----------
Abacus Advisory and Consulting Corporation, LLC     $ 3,608,293  $ 3,608,293  $        -   $         -  $         -     $ 3,608,293

Dewey Ballantine                                        400,396            -      400,396       37,959                      400,396

DKW/ Miller Buckfire & Lewis                          3,222,092    2,798,057      424,035      202,500            -       3,222,092

DJM                                                   1,012,794    1,012,794            -            -            -       1,012,794

Erwin Katz                                               42,096       38,946        3,150        3,861                       42,096

Ernst & Young, Corporate Finance LLC                  1,204,238    1,204,238            -            -            -       1,204,238

FTI Policano & Manzo                                  6,633,917    6,121,275      512,642      512,641            -       6,633,917

Goldberg, Kohn, Bell                                  1,215,252      992,994      222,258      102,656            -       1,215,252

Jones, Day, Reavis & Pogue                            3,238,175    3,022,502      215,673      215,672            -       3,238,175

Jones Day Committee Member Expenses                      35,631       35,631            -            -            -          35,631

KPMG, LLP                                             6,895,136    5,482,425    1,412,711      515,099            -       6,895,136

Morgan, Lewis & Bockius LLP                             685,123      661,997       23,126            -            -         685,123

Otterbourg, Steindler, Houston & Rosen, PC            5,083,681    4,272,100      811,581      371,488            -       5,083,681

Otterbourg Committee Member Expenses                    113,088      107,423        5,665            -            -         113,088

PricewaterhouseCoopers LLP                            8,449,354    8,264,250      185,104      185,104            -       8,449,354

Rockwood Gemini Advisors                              2,396,360    2,238,860      157,500      157,500            -       2,396,360

Saybrook Capital                                      1,285,763    1,089,988      195,775      119,226            -       1,285,763

Skadden, Arps, Slate, Meagher & Flom (Illinois)      33,144,275   31,134,770    2,009,505    2,009,505            -      33,144,275

Standard and Poor's                                     339,666            -      339,666       33,009                      339,666

Traub, Bonacquist & Fox                               1,132,351    1,018,361      113,990      113,990            -       1,132,351

Traub Committee Member Expenses                          63,581       49,127       14,454            -            -          63,581

Trumbull Services                                     3,700,245    3,700,245            -            -            -       3,700,245

U.S. Trustee                                            470,750      470,750            -            -            -         470,750

Winston & Strawn                                      1,637,256    1,165,579      471,677      120,010            -       1,637,256

Accrued                                                       -            -            -            -   28,540,726      28,540,726
                                                    -----------  -----------  -----------  -----------  -----------    ------------

TOTAL                                               $86,009,513  $78,490,605  $ 7,518,908  $ 4,700,220  $28,540,726    $114,550,239
                                                    ===========  ===========  ===========  ===========  ===========    ============

* Billed amounts include fees and expenses.
** Accrued amount represents services provided, but not yet billed.

KMART CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1. On January 22, 2002 ("Petition Date"), Kmart Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy code ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Northern District of Illinois ("Court"). The reorganization is being jointly administered under the caption "In re Kmart Corporation, et al., Case No. 02 B 02474." Included in the consolidated financial statements are subsidiaries operating outside of the United States, which have not commenced Chapter 11 cases or other similar proceedings elsewhere, and are not debtors ("non-filing subsidiaries"). The assets and liabilities of such non-filing subsidiaries are not considered material to the consolidated financial statements. Kmart Corporation and all of its consolidated subsidiaries, whether or not considered filing or non-filing subsidiaries, are collectively referred to herein as "the Company."

2. To supplement operating cash flow during the reorganization process, the Company secured a $2 billion senior secured debtor-in-possession financing facility ("DIP Credit Facility") from JP Morgan Chase Bank, Fleet Retail Finance, Inc., General Electric Capital Corporation, and Credit Suisse First Boston for the payment of certain pre-petition claims and the funding of working capital and other general operating needs. The DIP Credit Facility requires that we restrict future liens, indebtedness, capital expenditures, dividend payments and sales of assets, and that we maintain certain financial covenants, one of which requires minimum levels of cumulative EBITDA (earnings before interest, taxes, depreciation, amortization and other charges as defined in the DIP Credit Facility), the amounts of which vary throughout the year. The DIP Credit Facility was amended as of August 29, 2002, with the approval of the Court, to provide additional flexibility under the financial covenant contained therein that requires minimum levels of cumulative EBITDA. The DIP Credit Facility was again amended on January 9, 2003, with the approval of the court, to allow for the closure of additional stores and modifications to the EBITDA covenants. As of February 26, 2003 the Company had no borrowings outstanding and had utilized $350 million of the DIP Credit Facility for letters of credit issued for ongoing import purchasing operations, contractual and regulatory purposes. Outlined below is a summary of availability under the DIP Credit Facility:

         ($ millions)


          DIP Credit Facility capacity                           $2,000
          5% Holdback                                              (100)
          DIP loans outstanding                                       -
          Letters of credit outstanding                            (350)
                                                                 ------

          Total Available as of February 26, 2003                $1,550
                                                                 ======


3. On January 24, 2003 Kmart received approval from the Court for $2 billion in exit financing from GE Commercial Finance, Fleet Retail Finance, Inc. and Bank of America, N.A. This credit facility, which will be collateralized by inventory, would replace our current $2 billion DIP Credit Facility on the effective date of our Plan of Reorganization. The financing is subject to satisfaction of customary conditions to closing and would be available to Kmart to help meet its ongoing working capital needs, including borrowings for seasonal increases in inventory.

4. Comparable store sales for the four-week period ended February 26, 2003 were 2.5% lower than the same period last year. Comparable store sales do not include the going out of business sales at our 316 closing locations.

KMART CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. Reorganization items, net, of $3 million of expense includes $17 million for stay bonuses under the Key Employee Retention Program approved by the Court and $8 million of professional fees, partially offset by $22 million of income related to the sale of pharmacy lists in the 316 closing stores.

6. On January 24, 2003, we filed a Plan of Reorganization and related Disclosure Statement with the Court. On February 25, 2003, we filed our First Amended Joint Plan of Reorganization (the "Plan of Reorganization") and a related amended Disclosure Statement with the Court. The Plan of Reorganization received the formal endorsement of our statutory creditors committees and, on February 25, 2003, the Court approved our amended Disclosure Statement. All holders of claims as of February 18, 2003 received the amended Disclosure Statement, which was mailed to creditors and shareholders on or about March 7, 2003. We are presently scheduled to seek confirmation of the Plan of Reorganization by the Court at a hearing scheduled for April 14 and 15, 2003 and, if confirmed, plan to emerge from Chapter 11 by April 30, 2003.

7. On February 3, 2003 we announced that we had terminated our supply relationship with Fleming by means of a rejection of the 2001 contract through Kmart's Chapter 11 reorganization. Fleming continued to supply food and consumable products to us until March 8, 2003. We now facilitate the supply of food and consumables ourselves. Kmart has experienced little business interruption in the transition. As part of the bankruptcy proceedings, Fleming has filed a claim of $1.5 billion as of March 11, 2003. On March 18, 2003, we came to an agreement with Fleming in regards to their claim for $15 million representing an administrative claim and $450 million as a pre-petition claim. Our estimate of our liability related to this claim is not yet represented in our results of operations in the first quarter of 2003.


8. In accordance with SFAS No. 109, "Accounting for Income Taxes," the Company has recorded a valuation allowance against net deferred tax assets. Based on the Company's bankruptcy filing, realization of such assets in future years is uncertain. Accordingly, the Company has not recognized any tax benefit from its losses in fiscal 2003.

9. Cash Receipts and Disbursements for the four-week period ended February 26, 2003 are summarized as actual receipts and disbursements during the period, as compiled from the Company's daily cash records.

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION



            CASE NAME: Kmart Corporation, et al. CASE NO.: 02 B 02474

                       For Month Ending February 26, 2003



                                TAX QUESTIONNAIRE

        Debtors in possession and trustees are required to pay all taxes incurred after the filing of their Chapter 11 petition on an as due basis. Please indicate whether the following post petition taxes or withholdings have been paid currently.


         1.       Federal Income Taxes               Yes (x)            No ( )

         2.       FICA withholdings                  Yes (x)            No ( )

         3.       Employee's withholdings            Yes (x)            No ( )

         4.       Employer's FICA                    Yes (x)            No ( )

         5.       Federal Unemployment Taxes         Yes (x)            No ( )

         6.       State Income Tax                   Yes (x)            No ( )

         7.       State Employee withholdings        Yes (x)            No ( )

         8.       All other state taxes              Yes (x)            No ( )


         If any of the above have not been paid, state below the tax not paid, the amount past due and the date of last payment.

KMART CORPORATION
CAUTIONARY STATEMENT
--------------------------------------------------------------------------------

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report ("Operating Report") contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

The Operating Report, as well as other statements made by the Company, may contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the ability of our vendors to obtain satisfactory credit terms from factors and other financing sources; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company's SEC reports, including, but not limited to the Annual Report on Form 10-K for the year ended January 29, 2003 and the quarterly report on Form 10-Q for the Company's most recent fiscal quarter. Kmart disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. There can be no assurance, however, that the Plan of Reorganization submitted by Kmart will be confirmed by the Court, or that such Plan of Reorganization will be consummated; in addition, the timing of such actions may be other than currently planned by Kmart. A Plan of Reorganization cannot become effective until confirmed by the Court, upon certain findings being made by the Court which are required by the Bankruptcy Code. The Court may confirm a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity security holders if certain requirements of the Bankruptcy Code are met. If it is determined, as is expected, that liabilities subject to compromise in the Chapter 11 cases exceed the fair value of the assets available to satisfy them, unsecured claims may be satisfied at less than 100% of their face value and the equity interests of Kmart's shareholders may have no value.